                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        IMAGING TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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

                               [ITEC LETTERHEAD]
                   11031 VIA FRONTERA  SAN DIEGO, CA 92127
                    PHONE: 619-613-1300  FAX: 619-613-1311


October 6, 1997


Dear Stockholder:

It is a pleasure to send to you the attached notice and proxy material with regard to the annual meeting of stockholders of Imaging Technologies Corporation.

The matters to be considered at this meeting include election of directors, ratification of the selection of accountants, and amendment of the Company's By-laws to allow for staggered terms for the Company's Board of Directors.

I hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, however, we request that you sign, date and return the enclosed proxy card as soon as possible.

We are grateful for the confidence you have shown in us.

Sincerely yours,


/s/ EDWARD W. SAVARESE

Edward W. Savarese
Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 6, 1997


To the Stockholders of
Imaging Technologies Corporation:

     The Annual Meeting of Stockholders of Imaging Technologies Corporation, a Delaware corporation ("ITEC"), will be held at 11031 Via Frontera, San Diego, California on Thursday, November 6, 1997 at 2:00 p.m. for the following purposes:

        1.  To elect six members of the Company's Board of Directors;

        2. To act upon a proposal to ratify the selection of Boros & Farrington APC as ITEC's independent accountants for fiscal year 1998; and

        3. To consider and vote upon a proposal to approve an amendment to the Company's By-laws to create three classes of the Company's Board of Directors, consisting of Class I, to be comprised of directors serving a term of one year and thereafter for a term of three years; Class II, to be comprised of directors serving a term of two years and thereafter for a term of three years; and Class III, to be comprised of directors, serving a term of three years; or, in each case, until their respective successors have been duly elected and qualified;

        4. To transact such other business as may properly come before the Meeting, or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on September 23, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting. In order to allow us to provide adequate accommodations, please indicate on the enclosed proxy card if you plan to attend.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ RALPH R. BARRY
                              ------------------
                              Ralph R. Barry,
                              Secretary
San Diego, California
October 6, 1997



                           YOUR VOTE IS IMPORTANT!

Please immediately date, sign and return your proxy in the enclosed envelope. If you attend the meeting, you may withdraw your proxy and vote in person.

                        THANK YOU FOR ACTING PROMPTLY.

                       IMAGING TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
              11031 Via Frontera   San Diego, California  92127

                               PROXY STATEMENT

                                 INTRODUCTION


GENERAL INFORMATION FOR STOCKHOLDERS

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Imaging Technologies Corporation, a Delaware corporation ("ITEC" or the "Company"), for use at the Annual Meeting of Stockholders of ITEC to be held on November 6, 1997 or at any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the accompanying form of proxy and ITEC's annual report for fiscal year 1997 are first being sent to stockholders on or about October 6, 1997. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted, and where a specification is made by the stockholder as provided therein, will be voted in accordance with such specification. A stockholder giving a proxy may, nevertheless, revoke it before its exercise by filing with the Secretary of ITEC either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the stockholder who executed it is present at the Meeting and votes in person.

     The cost of the solicitation of proxies will be borne by ITEC. In addition to solicitation by mail, certain directors, officers and regular employees of ITEC, without receiving any additional compensation, may solicit proxies personally or by telephone or telegram. ITEC will reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy material to their principals.

VOTING SECURITIES

     On September 23, 1997 (the "record date" for determination of stockholders entitled to notice of and to vote at the Meeting), ITEC had outstanding 10,022,315 shares of Common Stock, which is the only class of stock entitled to vote at the Meeting. Each share entitles the holder thereof to one vote on all matters to be presented at the meeting.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The following table sets forth the number of shares of equity securities of ITEC owned beneficially (as determined in accordance with the rules adopted by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934) for all persons (including any "group") known to ITEC to be the beneficial owner of more than five percent of any class of voting securities of ITEC as of September 23, 1997, except as disclosed in the Security Ownership of Management section below.

     TITLE OF CLASS               NAME                      SHARES BENEFICIALLY OWNED                PERCENT OF CLASS
     --------------               ----                      -------------------------                ----------------
    ITEC Common            The Dreyfus Corporation                  1,220,000                              12.2

    ITEC Common            MCM Partners LP                            840,907                               8.4

The Dreyfus Corporation, beneficially owns 1,220,000 shares which are held as follows: 620,000 are invested in the Dreyfus Premier Aggressive Growth Fund and 600,000 in the Dreyfus Aggressive Growth Fund. The Dreyfus Corporation is located c/o Mellon Bank Corporation at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

MCM Partners LP is a private investment group located at 1 Embarcadero Center, Suite 2830, San Francisco, California 94111.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of equity securities of ITEC owned beneficially (as determined in accordance with the rules adopted by the SEC under the Securities Exchange Act of 1934) as of September 23, 1997 by each director and nominee for election as a director of ITEC, by each executive officer of ITEC who earned more than $100,000 during fiscal year 1997, and by all directors and executive officers as a group. In each case, such beneficial ownership includes both sole voting and sole investment power. Dr. Saal, Mr. Kavanaugh, The Dreyfus Corporation and MCM Partners LP were, to the knowledge of ITEC, the only persons owning beneficially (as determined in accordance with such rules) more than 5% of any class of voting securities of ITEC as of such date. The business addresses of Dr. Saal, Dr. Savarese, Mr. Bonar, Mr. Roth, Mr. Kavanaugh and Mr. Dubrow are the same as that of the Company.

   TITLE OF CLASS                 NAME                      SHARES BENEFICIALLY OWNED           PERCENT OF CLASS
   --------------                 ----                      -------------------------           ----------------
   ITEC Common             Harry J. Saal                            2,185,763 (a)                    19.0
   ITEC Common             Frank P. Kavanaugh                         768,240 (b)                     7.7
   ITEC Common             Edward W. Savarese                         397,741 (c)                     3.8
   ITEC Common             Irwin Roth                                 383,380 (d)                     3.7
   ITEC Common             Alvin L. Dubrow                            314,205 (e)                     3.1
   ITEC Common             Brian Bonar                                 64,631 (f)                      .6
   ITEC Common             All directors and executive              4,166,389 (g)                    34.0
                           officers as a group
                           (7 persons)

(a) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 1,454,836 shares of ITEC Common Stock.

(b) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 8,418 shares of ITEC Common Stock.

(c) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 333,125 shares of ITEC Common Stock. Also includes 64,516 shares of ITEC Common Stock issuable upon conversion of a $100,000 7% convertible note.

(d) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 264,167 shares of ITEC Common Stock.

(e) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 8,418 shares of ITEC Common Stock.

(f) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 56,625 shares of ITEC Common Stock.

(g) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 2,172,018 shares of ITEC Common Stock. Also includes 64,516 shares of ITEC Common Stock issuable upon conversion of a $100,000 7% convertible note.

All percentages in this section were calculated on the basis of outstanding securities plus securities deemed outstanding pursuant to Item 403 of Regulation S-B, under the Securities Exchange Act of 1934, as amended.

                 MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      ITEM NO. 1 - ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS; EXECUTIVE OFFICERS

     Six (6) Directors are to be elected at the Meeting, each to serve until the next annual meeting or until a successor is elected. All of the nominees are now serving as directors of ITEC and all six have consented to be named and have indicated their intent to serve if elected, and the proxyholders named in the accompanying form of proxy will vote the shares represented by the proxy for all of the nominees unless withholding of authority to vote has been specified on the proxy with respect to one or more directors. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, the proxyholders will vote the shares for the other nominees named and for such other person as may be designated by the Board of Directors.

     If the Proposal with respect to the classification of the Board of Directors, described under Item No. 3 "Amendment to By-laws," is adopted, it is intended that the proxies solicited by the Board of Directors will be voted for the election of Messrs. Bonar and Kavanaugh to Class I of the Company's Board of Directors for initial terms expiring at the 1998 Annual Meeting of Shareholders; the election of Messrs. Roth and Dubrow to Class II of the Company's Board of Directors for initial terms expiring at the 1999 Annual Meeting of Shareholders; and the election of Drs. Saal and Savarese to Class III of the Company's Board of Directors for initial terms expiring at the 2000 Annual Meeting of Shareholders. If such Proposal is not adopted, it is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees herein named, each to serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the six nominees named in this Proxy Statement, although persons in addition to those nominees may be nominated by the shareholders at the Annual Meeting.

The following table sets forth certain information regarding the nominees for election to the Board of Directors of ITEC.

NAME                     AGE           SINCE                                  DIRECTOR TITLE
----                     ---           -----                                  ---------------
Harry J. Saal            53            1983            Director, Chairman of the Board
Edward W. Savarese       50            1983            Director, Vice Chairman of the Board and Chief Executive Officer
Brian Bonar              50            1995            Director, President and Chief Operating Officer
Irwin Roth               66            1983            Director
Alvin L. Dubrow          64            1997            Director, Vice President Special Projects
Frank P. Kavanaugh       37            1997            Director, Vice President Business Development

     Dr. Saal has been a Director of ITEC since 1983 and became the Company's Chairman in December 1995. He was President and Chief Executive Officer of Smart Valley, Inc., a company which is working to create an electronic community in the San Francisco Bay Area of California, from September 1, 1993 until November 1995. In addition, from 1986 until 1993 Dr. Saal was the President of Network General Corp., which is engaged in the design, manufacture and sale of diagnostic systems for local area networks (and related products). Dr. Saal continues to serve as a Director and Chairman of Network General Corp. Dr. Saal also serves as a Director of Borland International and GlobalNet Systems, Ltd.

     Dr. Savarese is a founder of ITEC and has been Chairman and Chief Executive Officer of ITEC and its predecessor from 1982 until 1995, when he became the Company's Vice Chairman. In addition, Dr. Savarese served as the President of ITEC from 1989 to 1997. Dr. Savarese also serves as a Director of GlobalNet Systems, Ltd.

     Mr. Bonar has been with ITEC since August 1992 as Director of Technology Sales, and in April 1994 was appointed Vice President, Sales and Marketing. In September 1994, Mr. Bonar became Executive Vice President Sales, Marketing and Engineering and in August 1995 a Director. In July 1997, Mr. Bonar was appointed President and Chief Operating Officer of ITEC. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, he was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developer located in Huntsville, Alabama.

     Mr. Roth is an attorney, and has been practicing law in New York City for more than the past five years. He has served on the Company's Board of Directors since 1982. He was a co-founder of Panafax, Inc., the first marketer of facsimile machines in the United States. He holds Bachelor's and law degrees from the University of Michigan. Mr. Roth also serves as the Chairman of GlobalNet Systems, Ltd.

     Mr. Dubrow, has been a Director of ITEC since February 1997, at which time he was appointed Vice President, Special Projects. He is an established executive with operational expertise and extensive experience in manufacturing, operations, and finance. In 1996, he was involved in the acquisition and restructuring of NewGen Systems. He held the position of President and CEO. In April 1995, Mr. Dubrow left Borg Warner Industrial Products (BWIP) after thirty years of service, as Chief Operating Officer. Mr. Dubrow holds an MBA and Engineering degree from UCLA.

     Mr. Kavanaugh, has been a Director of ITEC since February 1997, at which time he was appointed Vice President, Business Development. He was involved in the acquisition and restructuring of NewGen Systems in 1996 and held the position of Vice President of Strategy and Business Development. As a principal in DK Capital, he has been involved in the restructuring of numerous technology companies in Southern California. Mr. Kavanaugh served as Chairman of Enterprise Planning Systems, a company he founded in 1992 and served as President of QuickStart Technologies, Inc., a company he co-founded in 1988. Prior to that he was employed by Microsoft and Hewlett Packard. Mr. Kavanaugh holds a bachelor's degree in Information and Computer Science from The University of California in Irvine.

     In addition to Dr. Savarese, Mr. Bonar, Mr. Dubrow and Mr. Kavanaugh, Mr. Ralph R. Barry, age 39, is an executive officer of ITEC and serves as its Vice President Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Barry, a CPA, joined ITEC as Controller and Chief Accounting Officer, and Assistant Secretary in October 1993 and became Chief Financial Officer and Secretary in August 1995 and Vice President Finance in December 1996. Prior thereto, Mr. Barry served with Price Waterhouse LLP since August 1989.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held 13 meetings in fiscal year 1997. In addition to action taken at meetings, the Board on occasion acts by unanimous written consent. Each of ITEC's current directors attended at least 75% of the fiscal year 1997 meetings of the Board during their terms as Directors.

     The Board of Directors of the Company has an Audit and Compensation Committee. The members of each committee have been appointed by the Board of Directors to serve until their respective successors are elected and qualified.

     AUDIT COMMITTEE. The Audit Committee reviews the scope and results of the audit of the financial statements of the Company and reviews the internal accounting, financial and operating control procedures of the Company. The Audit Committee is composed of Dr. Saal and Messrs. Roth and DuBrow, each of whom, in accordance with the rules of the NASD, is independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee met two times in fiscal 1997.

     COMPENSATION COMMITTEE. The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers. The Compensation Committee is also responsible for the administration and award of stock options under the Company's stock option plans as well as the award of non-qualified stock options and warrants issued pursuant to individual stock option and warrant agreements. The Compensation Committee is composed of Dr. Saal and Mr. Roth, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Compensation Committee reviews and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Compensation Committee administers the stock option program and other key provisions of the executive compensation program and reviews with the Board of Directors all aspects of compensation for the Company's executives.

     The Company's executive compensation program has been designed to (i) align executive compensation with shareholder interests; (ii) attract, retain and motivate a highly competent executive team, (iii) link compensation to individual and Company performance and (iv) achieve a balance between incentives for short-term and long-term results. The Company positions base salaries at competitive levels; however, an annual bonus plan has been established to reward exceptional performance in amounts above competitive levels. The Company also believes in providing rewards for the creation of stockholder value through the use of stock options. The Company and the Compensation Committee believe that this philosophy will motivate the Company's executives and thereby reinforce the accomplishment of the Company's strategic and financial goals. The Compensation Committee uses a variety of information services and compensation studies to assist in determining competitive compensation in the industry in which the Company operates and to recommend executive compensation strategy.

     The Company does not presently anticipate that the compensation of any of the above Named Executive Officers will exceed the $1,000,000 non-performance based compensation threshold of Section 162(m) of the Internal Revenue Code. The Company and the Committee will continue to monitor the compensation levels of the Named Executive Officers and determine the appropriate response to Section 162(m) when and if necessary. It is the Company's intention to bring the Company's stock option program into compliance with Section 162(m), if necessary, to insure that stock option grants are excluded from the compensation calculation for the purposes of
Section 162(m).

              ITEM NO. 2 - SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected the firm of Boros & Farrington APC as independent accountants for ITEC for the fiscal year ending June 30, 1998, it being intended that such selection would be proposed for ratification by the stockholders. The proxyholders named in the accompanying form of proxy will vote the shares represented by the proxy for ratification of the selection of Boros & Farrington APC unless a contrary choice has been specified on the proxy. If the stockholders do not ratify the selection of Boros & Farrington, APC, the selection of independent accountants will be reconsidered by the Board of Directors. The Board retains the power to select another firm as independent accountants for ITEC to replace a firm whose selection was ratified by the stockholders in the event the Board determines that a change would be in the best interest of ITEC.

     Representatives of Boros & Farrington APC are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so.

                      ITEM NO. 3 - AMENDMENT OF BY-LAWS

GENERAL

     The Board of Directors has approved an amendment to Article III of the Company's By-laws to classify the Company's Board of Directors into three classes of directors serving staggered three-year terms; and to make technical amendments to the By-laws to adjust certain of the Company's corporate governance procedures to accommodate the existence of a classified board and staggered three-year terms for directors (the" Amendment").

DESCRIPTION OF PROPOSED AMENDMENT

     The By-laws currently provide for a single class of directors. The Amendment would classify the Board of Directors into three classes of directors serving staggered terms and provide that the number of directors may be increased or decreased from time to time, provided that in no event may the number of directors be fewer than three. The Amendment provides that in the event of any increase in the number of directors, the directors then in office may select the class or classes to which the additional directors shall be assigned, provided that the directors shall be distributed among the three classes as nearly equally as possible.

     The By-laws currently provide that the term of office for each director is one year. If the Amendment is approved, the slate of six directors proposed for election at the 1997 Annual Meeting would be elected to three separate classes with assigned terms of from one to three years, as follows: directors in Class I, consisting of two directors, would be elected for a one year term expiring at the 1998 Annual Meeting; directors in Class II, consisting of two directors, would be elected for two year terms expiring at the 1999 Annual Meeting; and directors in Class III, consisting of two directors, would be elected for three year terms expiring at the 2000 Annual Meeting. Beginning with the 1998 Annual Meeting, only one class of directors would be elected at each Annual Meeting, the directors so elected would succeed the directors of the class whose term was then expiring and each newly elected director would serve for a three-year term. If the Amendment is not approved, the six nominees named herein will be nominated to serve for a one year term ending at the 1998 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. See Item 1 -- Election of Directors for information regarding the individual nominees for director.

REASONS FOR THE AMENDMENT

     The Board of Directors believes that a classified board would serve the best interests of the Company and its shareholders by promoting the continuity and stability of the Company and its business.

     The Board also believes that a classified board would better enable the Board to protect the interests of shareholders in the event that another entity seeks to accumulate a substantial amount of the Company's Common Stock in order to gain control of the Company or replace its management. A corporate raider may accumulate a substantial equity position in a public company as a prelude to proposing a takeover, a restructuring or a sale of all or part of the company or other similar extraordinary corporate action. Such actions are often undertaken without advance notice to or consultation with the target company's board of directors or management. The purchaser may have its own agenda and little or no concern for the interests of other shareholders. In many cases, the purchaser seeks representation on the target company's board in order to increase the likelihood that any such transaction will be consummated. If the target company resists these efforts to obtain board representation, the purchaser may initiate a proxy contest to have itself or its nominees elected to the board in place of certain directors or the entire board.

     The Board believes that if such a purchaser acquired a significant or controlling interest in the Company's Common Stock, the purchaser's ability to promptly remove and replace the Board without the Board's consent would severely curtail the directors' ability to negotiate effectively with the purchaser. The threat of imminent removal also would deprive the Board of the time and opportunity necessary to evaluate appropriately any takeover proposal, to obtain and study alternative proposals and to help ensure that the best price would be obtained in any transaction involving the Company. The Board believes that such a sudden change in its membership could also be harmful to the continuity of the Company's operations, deprive shareholders of maximum value for their shares and jeopardize the rights of the minority shareholders.

     Under a three-class structure, at least two annual shareholder meetings, instead of one, would generally be required for such an acquirer to obtain control of the Board of Directors by electing a majority of its representatives to the Board. The Amendment is designed to make it more time-consuming to obtain majority control of the Board without its consent, and thus reduce the vulnerability of the Company to an unsolicited takeover proposal or to an unsolicited proposal for the restructuring or sale of all or part of the Company or to enter into any other extraordinary transaction. The Board believes that the Amendment will serve to encourage any person intending to attempt such a takeover or other transaction to negotiate with the Board, and that the Board therefore will be better able to protect the interests of all of the Company's shareholders.

SUMMARY

     The Amendment is intended to encourage persons seeking to acquire control of the Company to initiate such transaction through arms-length negotiations with the Company's Board of Directors. The Board is charged with protecting the interests of the Company and its shareholders. The Amendment can help prevent the bidder's use of coercive tactics, which can deprive the Board of the opportunity to review and evaluate a take-over proposal, seek alternative transactions, help protect the interests of the Company as an on-going enterprise and, if the Company is to be acquired, obtain the most beneficial terms for all shareholders. These provisions will better ensure that neither the Board nor shareholders are coerced into a transaction that is of primary benefit only to the acquirer. They are also intended to help ensure that the Board will be given ample time to review and evaluate any acquisition proposal and if appropriate, to seek alternative proposals, and to arrive at a result which is in the best interests of the Company, its shareholders and employees.

     Approval of the Amendment will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

                          EXECUTIVE COMPENSATION

     The following table shows as to each of the executive officers who earned more than $100,000 during the fiscal year ended June 30, 1997, information concerning compensation for services rendered in all capacities to ITEC and its subsidiaries during the previous three fiscal years.

                         SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                              ANNUAL                       COMPENSATION
                                                           COMPENSATION                       AWARDS
                                                  ----------------------------------          ------
NAME AND PRINCIPAL                    FISCAL                            OTHER ANNUAL         OPTIONS/               ALL OTHER
POSITION                               YEAR       SALARY      BONUS     COMPENSATION          SARs(*)            COMPENSATION (4)
------------------                    ------      ------      -----     ------------       ------------          ----------------
Edward W. Savarese.......              1997      $268,500     $--        $    --               150,000                $ 11,472
 Director, Vice Chairman of            1996       242,082      --         72,850(1)          1,675,000                   4,710
      the Board, and Chief             1995       225,000      --         74,000(2)                 --                   4,290
      Executive Officer

Brian Bonar.............               1997       173,391      --             --               150,000
 Director, President  and Chief        1996       155,646      --         12,000(2)            750,000
 Operating Officer                     1997       173,391      --             --               350,000

All executive officers as a            1997       601,588      5,000          --               440,000                  11,472
group                                  1996       468,110      --         94,159             2,578,300                   4,710
 (5 persons for 1997, 3                1995       415,347      --         74,000               360,000                   4,290
 persons for 1996 and 1995)

(1) This amount includes $42,500 of accrued but unpaid vacation benefits and $30,350 of accrued but unpaid compensation due to Dr. Savarese which was converted into unregistered shares of the Company's common stock.

(2) As of June 30, 1995, $2,811 remained unpaid to Dr. Savarese. The amount for 1995 includes $74,000 of accrued but unpaid vacation benefits used by Dr. Savarese to exercise warrants to purchase stock.

(3) This amount includes $12,009 of accrued but unpaid vacation due to Mr. Bonar which was converted into unregistered shares of the Company's common stock.

(4) The amounts represent the total insurance premiums paid for term life insurance for the benefit of Dr. Savarese for fiscal 1995 and 1996. For 1997, the policy was converted to a whole life policy.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on options/SARs granted in fiscal year 1997 to the named executive officers:

                                NUMBER OF               PERCEMT OF TOTAL
                                SECURITIES                OPTIONS/SARs              EXERCISE
                                UNDERLYING                 GRANTED TO                OR BASE
                               OPTIONS/SARS               EMPLOYEES IN                PRICE
      NAME                      GRANTED (#)                FISCAL YEAR              ($/SHARE)           EXPIRATION DATE
      ----                     ------------             ----------------            ---------           ---------------
      Edward W. Savarese         150,000(1)                   24.61%                   $6.25            June 3, 2007

      Brian Bonar                150,000(1)                   24.61%                   $6.25            June 3, 2007

      All executive officers
      as a group (5              440,000                      72.19%
      persons)

(1) Warrants for 150,000 shares were issued, of which 12,500 were exercisable immediately and 3,125 become exercisable monthly over 44 months.

(2) Warrants for 440,000 shares were issued, of which 36,608 were exercisable immediately and 9,168 become exercisable monthly over 44 months.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in fiscal year 1997 by the named executive officers and the value of such officers' unexercised options/SARs at June 30, 1997. Warrants to purchase ITEC common stock are included as options.

                       SHARES                           NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                     ACQUIRED ON         VALUE         UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS/SARs
NAME                  EXECISE(#)       REALIZED($)    OPTIONS/SARs AT FY-END($)            AT FISCAL YEAR END ($)(1)
----                 -----------       -----------    -------------------------            --------------------------
                                                    EXERCISABLE    UNEXERCISABLE          EXERCISABLE    UNEXERCISABLE
Edward W. Savarese        30,000        $172,500       317,500        137,500              $1,391,563           --

Brian Bonar               49,500         255,750        82,000        160,500                 317,094     $104,938

All executive officers
as a group (3 persons)    79,500         428,250       446,508        426,392               1,856,423      104,938

(1) Includes stock options and warrants to purchase common stock of ITEC. At fiscal year end June 30, 1997 the average of the bid and asked price of the Company's common stock on that date as quoted by The Nasdaq SmallCap Market was $5.44.

DIRECTOR COMPENSATION

     As fees for service on ITEC's Board of Directors, the non-employee directors of ITEC, Dr. Saal and Mr. Irwin, received in fiscal 1997 and will receive in fiscal 1998 $4,500 and $2,500, respectively, per month plus travel expenses. Employee directors receive no additional compensation for service on the ITEC Board of Directors. In fiscal 1997, the Company paid $46,500 and $30,000 to Dr. Saal and Mr. Roth, respectively, for director fees. At June 30, 1997, $9,000 of accrued directors fees were unpaid to Dr. Saal. In addition, the Company calls upon Mr. Roth from time to time to provide special consulting services on various corporate matters, for cash compensation. The Company and Mr. Roth entered into a consulting agreement, expiring on April 1, 2002, for Mr. Roth to continue to provide these services payable in monthly installments of $9,000 through June 30, 1996 and $10,000 thereafter. The Company paid Mr. Roth $120,000 in such consulting fees during fiscal 1997.

EMPLOYMENT AGREEMENTS

     ITEC entered into an employment agreement with Dr. Savarese, effective as of July 1, 1990, calling for employment for five years. On February 25, 1994, the agreement was amended to extend the term for an additional four years through June 30, 2004. Minimum salaries under the amended agreement commencing July 1, 1997 are $270,000 and $285,000.

     ITEC also entered into an employment agreement with Mr. Bonar, effective September 1, 1994, calling for employment through June 30, 2004, at an annual base salary of $120,000 with a 3.5% cost of living increase each year commencing July 1, 1995. In addition to the annual base salary, Mr. Bonar will be subject to commission under a plan and quotas to be established at the start of each fiscal year.

     ITEC also entered into an employment agreement with Mr. Dubrow, calling for employment through February 14, 2001, at an annual base salary of $100,000 per year.

     ITEC also entered into an employment agreement with Mr. Kavanaugh, calling for employment through February 14, 2001, at an annual base salary of $100,000 per year.

     These employment agreements provide that, in the event of termination without cause, whether or not occurring in the aftermath of a change in corporate control, the Company shall pay the executive, within 72 hours after his termination, his entire salary for the remainder of the entire term, and shall also continue his fringe benefits for the remainder of the entire term.

     In the event of the executive's death or permanent disability, his salary shall continue during the entire term, and his stock options shall be exercisable until two years after his death or permanent disability.

     The executive shall be entitled to severance pay equal to one-half of his fiscal 1999 annual salary if his employment terminates upon the scheduled expiration of the employment agreement, or if he is terminated without cause within six months before the scheduled expiration of the employment agreement.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1995, Dr. Savarese agreed to loan the Company a gross aggregate amount of up to $100,000 with interest at the rate of 7% per year. As of June 30, 1997, borrowings under this Note aggregated $100,000.

     In January 1996, the Company sold to its Chairman for $500,000 a five-year warrant to purchase 2,000,000 unregistered shares of its common stock at the rate of $5.00 per share. The warrant contains certain anti-dilution provisions should the Company issue equity instruments at less than 50% of the exercise price. Subsequently, in connection with a private placement with various private investors of approximately $2.5 million, the exercise price of this warrant was reduced to $3.00 per share in accordance with the warrant's anti-dilution provision. During fiscal 1997 and 1996, warrants to purchase 684,667 shares were exercised and as of June 30, 1997, warrants to purchase 1,315,333 shares were outstanding.

              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. With reference to transactions during fiscal 1997, to the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the nominees listed herein, FOR ratification of the selection of independent certified public accountants and FOR the Amendment of the Company's By-laws.

                                OTHER MATTERS
OTHER BUSINESS

     So far as the management of ITEC is aware, no business other than that described in this proxy statement will come before the Meeting. If any other business properly comes before the Meeting, or any postponements or adjournments thereof, the proxyholders named in the accompanying proxy will vote thereon the shares represented by the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1998 Annual Meeting (i.e., the meeting to be held following the end of fiscal year 1998) must be received on or before June 30, 1998 by the Company at its office address set forth on the first page of this proxy statement, and all the other conditions of Rule 14a-8 under the Securities Exchange Act of 1934 must be satisfied, for such proposals to be included in ITEC's proxy statement and form of proxy relating to that meeting.

BY ORDER OF THE BOARD OF DIRECTORS


Ralph R. Barry,
Secretary

San Diego, California
October 6, 1997

                        IMAGING TECHNOLOGIES CORPORATION

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned hereby appoints Harry J. Saal, Edward W. Savarese, Brian Bonar, Irwin Roth, A. L. Dubrow, Frank Kavanaugh or any of them with full power of substitution, proxies to vote at the annual Meeting of Stockholders of Imaging Technologies Corporation (the "Company") to be held on November 6, 1997 at 2:00 p.m., local time, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

       Please mark your
A /X/  votes as in this
       example

                                             FOR    Withheld
1. Election of Directors                     / /       / /

   For, except vote withheld from the following nominee(s):

NOMINEES: Harry J. Saal,
          Edward W. Savarese,
          Brian Bonar,
          Irwin Roth,
          A. L. Dubrow,
          Frank Kavanaugh


                                                       FOR  Withheld  Abstain
2. Approval of Boros & Farrington, APC as              / /    / /       / /
   Independent Accountants for fiscal 1998.

3. To amend the Company's By-laws, to allow for        / /    / /       / /
   staggered terms of the Company's Board of Directors.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE.


Signature(s):                                               Date:
             ----------------------  ----------------------      ---------------
                                       Signature if Held
                                            Jointly

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.